SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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COMMONWEALTH BIOTECHNOLOGIES, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMONWEALTH BIOTECHNOLOGIES, INC.

601 Biotech Drive, Richmond, Virginia 23235

PROXY STATEMENT AND NOTICE OF

2008 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of	October 30, 2008
Commonwealth Biotechnologies, Inc.	Richmond, Virginia

To our shareholders:

It is my pleasure to invite you to attend our 2008 Annual Meeting of Shareholders on December 5, 2008, at 11:00 a.m., Eastern Time. The meeting will be held at 601 Biotech Drive, Richmond, Virginia 23235.

The matters to be acted upon at the meeting are described in the Notice of 2008 Annual Meeting of Shareholders and Proxy Statement. At the meeting, we will also report on the Company’s performance and operations during the fiscal year ended December 31, 2007 and respond to shareholder questions.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY. THANK YOU FOR YOUR SUPPORT.

By order of the Board of Directors,

/s/ Thomas R. Reynolds
Thomas R. Reynolds
Secretary

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

COMMONWEALTH BIOTECHNOLOGIES, INC.

TIME:	11:00 a.m., Eastern Time, on December 5, 2008

PLACE:	Commonwealth Biotechnologies, Inc.
601 Biotech Drive
Richmond, Virginia 23235

ITEMS OF BUSINESS:

(1) To elect three Class II members of the Board of Directors, to serve a term expiring at the Annual Meeting of the Shareholders in 2011 or until his successor is duly elected and qualified;

(2) To approve an amendment to the Commonwealth Biotechnologies, Inc. 2007 Stock Incentive Plan to remove any limitation on the number of shares a participant may receive as an award;

(3) To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(4) To transact any other business properly coming before the meeting.

WHO MAY VOTE:	You may vote if you were a shareholder of record on October 7, 2008.

ANNUAL REPORT:	A copy of our 2007 Annual Report is enclosed.

DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to shareholders on or about October 30, 2008.

By order of the Board of Directors,

/s/ Thomas R. Reynolds
Thomas R. Reynolds, Secretary

ABOUT THE 2008 ANNUAL MEETING OF SHAREHOLDERS

What am I voting on?

You will be voting on the following:

(1) The election of three Class II members of the Board of Directors, each to serve a term expiring at the Annual Meeting of Shareholders in 2011 or until his successor is duly elected and qualified;

(2) The amendment of the Commonwealth Biotechnologies, Inc. 2007 Stock Incentive Plan to remove any limitation on the number of shares a participant may receive as an award;

(3) The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

(4) The transaction of any other business properly coming before the meeting.

Who is entitled to vote?

You may vote if you owned shares of the Company’s common stock as of the close of business on October 7, 2008. Each share of common stock is entitled to one vote. As of October 7, 2008, we had 6,309,982 shares of common stock outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

(1) Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;

(2) By phone, by calling 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions; or

(3) By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company’s transfer agent. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 11:59 p.m., Eastern Time, on December 4, 2008, (3) voting again via the telephone prior to 11:59 p.m., Eastern Time, on December 4, 2008, or (4) voting at the meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the three nominees for Class II directors, each as named herein; (2) FOR the approval of the amendment to the Company’s 2007 Stock Incentive Plan removing the limitation on the number of shares a participant may receive as an award; (3) FOR the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008; and (4) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 are considered routine matters for which brokerage firms may vote without specific instructions. The other proposal to be voted on at the meeting is not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of the Company’s common stock as of October 7, 2008.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of October 7, 2008 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve the Company’s proposals?

Proposal 1. The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” each of the nominees for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee or nominees for director.

Proposal 2. Approval of the amendment to the Company’s 2007 Stock Incentive Plan requires that a majority of the votes cast at the meeting be voted “For” the proposal and that the holders of a majority of the shares entitled to vote cast a vote, whether “For,” “Against” or “Abstain.”

Proposal 3. The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2008 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

All non-employee directors will receive an annual retainer fee (“Retainer Fee”) and a fee for each of the five regularly scheduled Board meetings attended per year (collectively, the “Director’s Fee”). Employee directors will not be eligible to receive the Retainer Fee or the Director’s Fee. The Retainer Fee and Director’s Fee for the upcoming year will be set at the last Board meeting during a calendar year. In addition to the Director’s Fee, all non-employee directors will receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings. For 2008, the Board set the Retainer Fee at $7,500 and the Director’s Fee at $1,000 for each Board meeting attended.

DIRECTOR COMPENSATION

The following table shows all cash compensation paid to the Company’s directors in 2007. Directors did not receive any stock award, option, non-equity incentive plan, pension, non-qualified deferred or other compensation.

Name	Fees Earned or Paid in Cash
Gerald P. Krueger	$6,750
Daniel O. Hayden	$10,500
Donald A. McAfee, Ph.D.	$11,500
James D. Causey	$11,500
Samuel P. Sears, Jr.	$11,500
Paul D’Sylva, Ph.D.	*
Richard J. Freer, Ph.D.	*

*	Directors who also served as officers of the Company did not receive compensation for their role as Directors in 2007.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it meets the independence standards adopted by the Securities and Exchange Commission and the NASDAQ Capital Market.

What role does the Nominating Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Nominating Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Nominating Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Nominating Committee’s charter is available on the Company’s website at www.cbi-biotech.com and in print upon request. The Nominating Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.

Are the members of the Nominating Committee independent?

Yes. All members of the Nominating Committee have been determined to be independent by the Board of Directors.

How does the Nominating Committee identify and evaluate nominees for director?

The Nominating Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Nominating Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Nominating Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management.

What are the Nominating Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Nominating Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;

•	documentation establishing that the shareholder making the recommendation is an eligible shareholder;

•	the written consent of the candidate to serve as a director of the Company, if elected;

•	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and

•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Nominating Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Nominating Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;

•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;

•	A director must have a record of professional accomplishment in his or her chosen field; and

•	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Nominating Committee consider?

The Nominating Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors

c/o Secretary

Commonwealth Biotechnologies, Inc.

601 Biotech Drive

Richmond, Virginia 23235

Does the Company have a Code of Conduct?

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Conduct is available on the Company’s web site at www.cbi-biotech.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the Board meet in fiscal 2007?

The Board of Directors met a total of ten times, at five regular meetings and five special meetings, during fiscal 2007. The Compensation Committee, the Audit Committee and the Nominating Committee each met five times during fiscal 2007. Each incumbent director attended at least 75% of the meetings of the Board of Directors and of the standing committees of which he or she was a member during fiscal 2007. Although the Company has not adopted a formal policy regarding Board of Directors attendance at annual meetings of shareholders, eight directors attended the 2007 Annual Meeting of Shareholders.

What are the committees of the Board?

During fiscal 2007, the Board of Directors had standing Audit, Nominating, and Compensation Committees. The members of each of the Committees as of October 7, 2008, their principal functions and the number of meetings held during the fiscal year ended December 31, 2007 are shown below:

Compensation Committee

The members of the Compensation Committee are:

James D. Causey, Chairman

Samuel P. Sears, Jr.

Daniel O. Hayden

The Compensation Committee held five meetings during the fiscal year ended December 31, 2007. The Compensation Committee’s charter is available on the Company’s website at www.cbi-biotech.com and in print upon request. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally;

•

In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;

•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;

•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and

•	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee are:

Samuel P. Sears, Jr., Chairman

James D. Causey

Donald A. McAfee, Ph.D.

The Audit Committee held five meetings during the fiscal year ended December 31, 2007. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Mr. Sears qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;

•

Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

•

Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

•

Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;

•

Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;

•	Review accounting and financial human resources and succession planning within the Company;

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Nominating Committee

The members of the Nominating Committee are:

Daniel O. Hayden, Chairman

Samuel P. Sears, Jr.

Donald A. McAfee, Ph.D.

The Nominating Committee had five meetings during the fiscal year ended December 31, 2007. All members of the Nominating Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Nominating Committee undertakes to:

•

Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;

•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;

•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;

•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;

•

Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and

•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

A brief biography of each Director in each Class follows. The terms of the Class I members of the Board of Directors continue until 2010, the Class II members of the Board of Directors are up for re-election this year and the terms of the Class III members of the Board of Directors continue until 2009.

Class I members of the Board of Directors whose term continue to 2010:

PAUL D’SYLVA, PH.D.

Chief Executive Officer and Director

Age – 39

Director since 2007

Dr. D’Sylva assumed the position of Chief Executive Officer of the Company in January 2007. Dr. D’Sylva was also the co-founder and Managing Director of PharmAust Chemistry Ltd. (“PharmAust”). Prior to the listing of PharmAust, Dr. D’Sylva served as the Director of Research and Development at Murdoch University from 2001 to 2005. Dr. D’Sylva has a strong track record in raising investment capital for early stage business ventures and has led the development of a number of successful research joint-venture institutes, companies and funds. During his tenure at Murdoch University, he founded and directed the AU$12.5m Investment Fund – Murdoch Westscheme Enterprise Partnership, founded and directed the commercial consulting company MurdochLink Pty Ltd, and was involved in the establishment and governance of a number of key research centers and institutes. He sits on the advisory board of the Centre for Computational Comparative Genomics, a joint-venture research institute in Bioinformatics based at Murdoch University and retains a non-executive role at Murdoch University as an Adjunct Professor of Business. He received a Ph.D. from the University of Arizona in public finance and econometrics.

JAMES D. CAUSEY

Director

Age – 54

Independent Director since 2004

Since 2004, Mr. Causey has served as Vice President of Trader Publishing Company, a nationwide network of classified publications. From 2003 until 2004, Mr. Causey served as a consultant in the publishing industry. From 1999 to 2003, Mr. Causey served as the chief executive officer of Sabot Publishing, a Richmond, Virginia based publisher of leading special interest publications. Mr. Causey received a master’s degree in business from the University of Maryland.

Nominee for election as Class II members of the Board of Directors to serve a three year term expiring in 2011:

BILL GUO

Director

Age – 42

Director since 2008

Mr. Guo is the Chairman and founder of Venturepharm Group, a leading full service pharmaceutical company in Asia, and led its flagship Venturepharm Laboratories, Ltd. to become the first CRO company listed on the Hong Kong Stock Exchange. Mr. Guo has over ten years of experience in the global pharmaceutical industry in positions ranging from researcher to senior executive at Johnson & Johnson, Novapharm and Venturepharm Canada. Mr. Guo has over eight years of experience as an entrepreneur in China. Mr. Guo received an MSC degree in industrial pharmacy from the University of Toronto, an MBA program certificate from Herriot Watt University and an Executive Education certificate from the Judge Business School at the University of Cambridge.

Mr. Guo has been recognized by Fortune magazine as one of the top emerging entrepreneurs in China. He has also been the recipient of various awards, including: the State Council of China’s National Hero Award in 2005; China’s top ten elite in management in 2004; China’s top ten most influential individuals in business in 2005; Business Week Asia’s Youth Chinese Entrepreneur Award in 2005; and the British Chamber of Commerce Entrepreneurs and Innovation Award in 2005.

SAMUEL P. SEARS, JR.

Independent Director

Age – 64

Director since 2001

Since March 1999, Mr. Sears has been in private practice as an attorney and has been providing business consulting services. From December 1998 through February 1999, Mr. Sears served as Vice Chairman of American Prescription Providers, Inc., a specialty pharmacy network offering prescriptions and nutriceuticals to patients with chronic diseases. From 1995 through May 1998, Mr. Sears was Chief Executive Officer and Chairman to Star Scientific, Inc., a tobacco company focusing on demonstrating the commercial viability of potentially less harmful tobacco products. Mr. Sears is a graduate of Harvard College and Boston College Law School.

DANIEL O. HAYDEN

Independent Director

Age – 60

Director since 2007

Mr. Hayden has been employed by Genzyme Corporation, Cambridge, Massachusetts (“Genzyme”), since 1999. Since 2003, Mr. Hayden has served as a Senior Vice President and General Manager of the Pharmaceuticals Business Unit of Genzyme. Prior to 2003, Mr. Hayden

served Genzyme in a Vice President capacity. Genzyme is a leading, global biotechnology company, and its Pharmaceuticals Business Unit is a global specialty pharmaceutical chemicals business focused on the production of active pharmaceutical ingredients and intermediates in the lipid and peptide markets. Mr. Hayden serves as the Chairman of the internal Genzyme, Liestal Switzerland Board of Directors.

Class III members of the Board of Directors whose terms continue to 2009:

RICHARD J. FREER, PH.D.

Chairman of the Board, Chief Operating Officer and Director

Age – 66

Director since 1992

Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. He assumed the role of Chief Operating Officer in 2002. From 1975 until 1997, Dr. Freer was employed in the Department of Pharmacology and Toxicology at VCU, first as an Associate Professor and then a full Professor. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as Professor in VCU’s Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor’s degree in Biology from Marist College and a doctorate degree in Pharmacology from Columbia University.

DONALD A. MCAFEE, PH.D.

Director

Age – 66

Independent Director since 2001

Since 2003, Dr. McAfee has served as Chief Scientific Officer for Cardiome Pharma Corp., a Vancouver-based drug discovery and development company. He has been a scientist and manager in academia and industry for more than 40 years. In 1994, he co-founded Aderis Pharmaceuticals, Inc. (formerly Discovery Therapeutics, Inc.), a clinical stage pharmaceutical company. As founder, CEO and CTO of Aderis, Dr. McAfee led the introduction of a number of clinical candidates including a therapeutic patch for Parkinson’s disease that is now marketed, and an adenosine receptor based cardiovascular therapeutics and diagnostics that is still in development. Dr. McAfee earned his Ph.D. in Physiology at the University of Oregon School of Medicine, and has authored more than 100 articles and book chapters in neuroscience and pharmacology.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF EACH OF THE

CLASS II NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO THE COMMONWEALTH

BIOTECHNOLOGIES, INC. 2007 STOCK INCENTIVE PLAN

(ITEM 2 ON THE PROXY CARD)

What am I voting on?

The Board of Directors of the Company adopted a resolution approving and recommending to the Company’s shareholders for their approval an amendment to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) to remove all limitations on the number of shares that may be awarded to a participant (the “Amendment”). Aside from the removal of the limitation on the number of shares that may be awarded to a participant under the 2007 Plan, the 2007 Plan will remain identical in all other respects to the 2007 Plan that has already received Shareholder approval.

The Board of Directors believes that the Amendment will further advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Nonemployee Directors”). Given the current price of the Company’s common stock, the Board of Directors believes it is necessary to remove the limitation on the number of shares that can be awarded to a participant in a calendar year in order to maximize the incentive for stock ownership among key employees and Nonemployee Directors. The remainder of this item incorporates the description of the 2007 Plan from the 2007 Proxy.

How is the 2007 Plan administered?

The 2007 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). Awards made to Nonemployee Directors will be approved by the Board. The 2007 Plan provides the Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2007 Plan, the Committee has the discretion to determine the terms of each award. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares that may be subject to grants made under this delegation.

What kind of awards may be granted?

Awards under the 2007 Plan may be in the form of stock options or shares of restricted or incentive stock.

Who is eligible to receive awards?

Employees of the Company and Nonemployee Directors may be selected by the Committee to receive awards under the 2007 Plan. The benefits or amounts that may be received by or allocated to participants under the 2007 Plan will be determined at the discretion of the Committee and are not presently determinable.

How many shares are available for issuance under the 2007 Plan?

The maximum number of shares as to which stock awards may be granted under the 2007 Plan is 1,000,000 shares.

Upon what terms may options be awarded?

Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) by any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Upon what terms may restricted stock be awarded?

An award of restricted stock involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. The transfer may be made without additional consideration from the participant. The Committee may specify performance objectives that must be achieved for the restrictions to lapse. Restricted stock must be subject to a “substantial risk of forfeiture” within the meaning of Internal Revenue Code (“Code”) Section 83 for a period to be determined by the Committee on the grant date and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change of control of the Company or similar event.

Upon what terms may incentive stock be awarded?

An award of incentive stock granted under the 2007 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the aware, but the Compensation Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares may be made without any consideration from the participant other than the performance of future services.

Are awards made under the 2007 Plan transferable?

Except as provided below, no award under the 2007 Plan may be transferred by a participant other than by will or the laws of descent and distribution, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve.

When does the 2007 Plan terminate?

The 2007 Plan will terminate on the tenth anniversary of the date it is approved by shareholders, and no award will be granted under the plan after that date.

How can the 2007 Plan be amended?

The 2007 Plan may be amended by the Board of Directors, but without further approval by the shareholders of the Company no such amendment may increase the limitations set forth in the 2007 Plan on the number of shares that may be issued under the 2007 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the shareholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

What are the tax consequences of the 2007 Plan?

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2007 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Code Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

WE RECOMMEND THAT YOU VOTE FOR THE ADOPTION OF THIS PROPOSAL.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP

(ITEM 3 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of BDO Seidman, LLP as the Company’s fiscal 2008 independent registered public accounting firm. The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP to serve as the Company’s fiscal 2008 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of BDO Seidman, LLP be ratified by shareholders.

What services does BDO Seidman, LLP provide?

Audit services provided by BDO Seidman, LLP for fiscal 2007 included the examination of the consolidated financial statements of the Company; audit of the Company’s internal control over financial reporting and services related to periodic filings made with the SEC. In addition, BDO Seidman, LLP provided certain services relating to the Company’s quarterly reports.

Will a representative of BDO Seidman, LLP be present at the meeting?

One or more representatives of BDO Seidman, LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

What if this proposal is not approved?

If the appointment of BDO Seidman, LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF BDO

SEIDMAN, LLP AS THE COMPANY’S FISCAL 2008 INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, and (ii) the Company’s two other most highly compensated executive officers (collectively, the “Named Executive Officers”) during each of the Company’s last two fiscal years:

Name and principal position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	All other Compensation ($)		Total ($)
Richard J. Freer, Ph.D. COO	2007	215,250	—	85,927	—	14,666	(3)	315,843
	2006	215,250	19,714	100,333	—	28,259	(4)	363,556
Robert B. Harris, Ph.D. President	2007	215,250	—	6,307	—	10,067	(5)	231,624
	2006	215,520	19,714	6,307	32,187	23,486	(6)	297,214
Paul D’Sylva, Ph.D. CEO	2007	156,628	—	—	52,400	60,011	(7)	269,039

(1)	This table does not include 2006 information for Dr. D’Sylva, as he assumed the position of Chief Executive Officer in January 2007.
(2)	Amounts reflect the dollar amount recognized for the fiscal years ended December 31, 2007 and December 31, 2006, in accordance with FAS123(R) and thus may include amounts from awards granted in prior fiscal periods.
(3)	Consists of $5,400 travel allowance, a $8,544 payment for health and dental insurance and a $722 payment for life and disability insurance in 2007.
(4)	Consists of $12,500 travel allowance, a $9,107 payment in lieu of accrued, but unused, personal leave, a $5,930 payment for health and dental insurance and a $722 payment for life and disability insurance in 2006.
(5)	Consists of $5,400 travel allowance, a $3,881 payment for health and dental insurance and a $786 payment for life and disability insurance in 2007.
(6)	Consists of $12,500 travel allowance, a $9,107 payment in lieu of accrued, but unused, personal leave, a $1,093 payment for health and dental insurance and a $786 payment for life and disability insurance in 2006.
(7)	Consists of $50,000 in relocation costs, a $9,225 payment for health and dental insurance and a $786 payment for life and disability insurance in 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning the value of outstanding equity awards held by the Named Executive Officers as of December 31, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Paul D’Sylva, Ph.D.	40,000	—	$2.09	02/21/2017	—		—

Richard J. Freer, Ph.D.	7,069	—	$3.75	12/31/2010	100,000	(2)	196,000
	26,500	—	$3.85	11/09/2011
	4,606	—	$3.30	11/12/2013
	5,394	—	$3.30	11/12/2013
	7,885	—	$4.80	01/03/2016

Robert B. Harris, Ph.D.	12,619	—	$3.85	11/09/2011
	4,606	—	$3.30	11/12/2013
	5,394	—	$3.30	11/12/2013
	10,000	—	$6.00	01/03/2015
	20,000	—	$5.35	02/03/2015
	3,943	—	$4.80	01/03/2016

(1)	Based upon the closing price of the Company’s common stock on January 25, 2008, as reported by the NASDAQ Capital Market of $2.59 per share.
(2)	Restricted Shares vest in equal quarterly installments of 10,000 Shares beginning on January 1, 2010.

MANAGEMENT – BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of Dr. D’Sylva and Dr. Freer, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

ROBERT B. HARRIS, PH.D.

President

Age – 55

Since founding the Company in 1992, Dr. Harris has served as the President of the Company. He also served the Company as its Chief Executive Officer from 2002 to 2007. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a Full Professor. Dr. Harris received a joint bachelor’s degree in Chemistry and Biology from the University of Rochester, and a master’s degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

JAMES H. BRENNAN

Vice President, Financial Operations

Age – 55

Mr. Brennan became the Company’s Vice President, Financial Operations in January 2006. From December 1997 until January 2006, he served as the Company’s Controller. From 1996 to 1997, Mr. Brennan served as the Controller of Star Tobacco, a tobacco product manufacturer. From 1995, Mr. Brennan was the Controller for Herald Pharmacal, a manufacturer of skin care products. Mr. Brennan received a bachelor’s degree in Political Science from Mount St. Mary’s College and a master’s degree in Business Administration from Averett College.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S

NAMED EXECUTIVE OFFICERS

PAUL D’SYLVA, PH.D.

As of February 9, 2007, the Company entered into an employment agreement with Dr. D’Sylva pursuant to which Dr. D’Sylva will serve as Chief Executive Officer. This agreement expires on February 9, 2010. The employment agreement provides Dr. D’Sylva with:

•

a base salary of at least $250,000 after his first year of employment, with any amount above such minimum level to be determined by the Board of Directors. In his first year of employment, Dr. D’Sylva will receive a salary of $100,000 and will also be reimbursed for up to $50,000, for moving and travel expenses related to his relocation to the United States. Notwithstanding the foregoing, the Company increased Dr. D’Sylva’s base salary to $250,000 effective of August 1, 2007.

•	a grant, on February 22, 2007, of incentive stock options to purchase 40,000 shares of the Company’s common stock;

•	an annual bonus to be based upon financial performance criteria determined by the Board of Directors;

•	a grant of 60,000 Shares of restricted common stock to be granted on a date and with vesting terms mutually acceptable to Dr. D’Sylva and the Company;

•	annual equity compensation as determined on a yearly basis at the sole discretion of the Compensation Committee of our Board of Directors; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. D’Sylva’s death, our company shall pay Dr. D’Sylva’s beneficiary an amount equal to (i) one month’s salary, and (ii) a cash, option and restricted stock bonus with respect to that portion of our company’s fiscal year completed prior to Dr. D’Sylva’s death. In addition, upon Dr. D’Sylva’s death, all unvested, restricted Shares of our common stock held by Dr. D’Sylva shall immediately vest.

We may terminate Dr. D’Sylva’s employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. D’Sylva.

If we terminate Dr. D’Sylva’s employment for any reason other than for “Cause” or if Dr. D’Sylva terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. D’Sylva is entitled to (a) monthly salary until the “Benefit End Date” as such term is defined in the employment agreement, (b) medical, dental and life insurance benefits until the “Benefit End Date”

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. D’Sylva, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. D’Sylva would be entitled to receive the benefits noted above. In addition, all unvested options and Shares of restricted stock held by Dr. D’Sylva will immediately vest.

To the extent Dr. D’Sylva becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, we shall continue pay him his full salary and benefits until he shall become eligible for disability income under our disability plan. While receiving disability income payments, we shall pay Dr. D’Sylva the difference between such payments and his salary (without bonus), and he shall continue to participate in our company’s benefit plans until February 9, 2010.

The agreement contains a non-competition provision, which prohibits Dr. D’Sylva from competing with our company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

RICHARD J. FREER, PH.D.

As of June 27, 2005, the Company entered into an amended employment agreement with Dr. Freer pursuant to which Dr. Freer will serve the Company as Chairman of the Board and Chief Operating Officer. This agreement expires on December 31, 2009. The employment agreement provides Dr. Freer with:

•	a base salary of at least $205,000, with any amount above such minimum level to be determined by the Board of Directors;

•	a grant, on January 1, 2007, of incentive stock options to purchase 30,000 shares of the Company’s common stock;

•

an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year;

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Freer is eligible to receive incentive stock options to purchase an aggregate of 10,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant;

•

a grant of 50,000 shares of restricted common stock on June 27, 2005 and a grant of 50,000 shares of restricted common stock on January 1, 2006, with such shares vesting in quarterly installments of 10,000 shares beginning on January 1, 2010; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Freer’s death, the Company shall pay Dr. Freer’s beneficiary an amount equal to (i) one month’s salary, and (ii) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Dr. Freer’s death. In addition, upon Dr. Freer’s death, all unvested, restricted shares of the Company’s common stock held by Dr. Freer shall immediately vest.

The Company may terminate Dr. Freer’s employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Freer.

If the Company terminates Dr. Freer’s employment for any reason other than for “Cause” or if Dr. Freer terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Freer is entitled to (a) a lump cash sum equal to the aggregate amount of salary due to Dr. Freer up through December 31, 2009 and (b) medical, dental and life insurance benefits until December 31, 2009.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Freer, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Freer would be entitled to receive the benefits noted above. In addition, all unvested options and shares of restricted stock held by Dr. Freer will immediately vest. In connection with the execution of this agreement, the Company and Dr. Freer terminated that certain Executive Severance Agreement, dated June 27, 1997.

To the extent Dr. Freer becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments, the Company shall pay Dr. Freer the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2009.

The agreement contains a non-competition provision, which prohibits Dr. Freer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

ROBERT B. HARRIS, PH.D.

As of January 1, 2007, the Company entered into an employment agreement with Dr. Harris pursuant to which Dr. Harris will serve the Company as President. This agreement expires on December 31, 2011. The employment agreement provides Dr. Harris with:

•	a base salary of at least $225,000, with any amount above such minimum level to be determined by the Board of Directors;

•

an annual bonus to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, the maximum cash bonus payable shall not be less than $25,000 per year; and

•

a number of annual incentive stock option and restricted stock grants to be based upon financial performance criteria determined by the Board of Directors. Assuming full satisfaction of such financial performance criteria, Dr. Harris is eligible to receive incentive stock options to purchase an aggregate of 5,000 shares of common stock and 5,000 shares of restricted common stock on a yearly basis. Such options and restricted shares shall vest in three equal yearly installments beginning on the date that is one year following the date of grant; and

•	participation in any and all employee benefit plans.

Under the employment agreement, upon Dr. Harris’ death, the Company shall pay Dr. Harris’ beneficiary an amount equal to (a) one month’s salary, and (b) a cash, option and restricted stock bonus with respect to that portion of the Company’s fiscal year completed prior to Dr. Harris’ death.

The Company may terminate Dr. Harris’ employment at any time for “Cause,” as such term is defined in the employment agreement, without incurring any continuing obligations to Dr. Harris.

If the Company terminates Dr. Harris’ employment for any reason other than for “Cause” or if Dr. Harris terminates his employment for “Good Reason,” as such term is defined in the employment agreement, Dr. Harris is entitled to (a) receive salary and benefits for a period of twelve months following the date of termination and (b) medical, dental and life insurance benefits until December 31, 2011.

To the extent that the Company has not offered to renew this agreement or enter into another employment arrangement with substantially similar or better terms for Dr. Harris on or before the date that is one year prior to the expiration date of this agreement, Dr. Harris may declare the Company in default, and terminate this agreement for “Good Reason.” As such, Dr. Harris would be entitled to the benefits noted above for such a termination.

To the extent a “Change-of-Control,” as such term is defined in the employment agreement, occurs during the term of the agreement, Dr. Harris, at his sole option, may deem such event to be a termination of employment without Cause. As a result, Dr. Harris would be entitled to receive the benefits noted above. In addition, all unvested options and shares of restricted stock held by Dr. Harris will immediately vest.

To the extent Dr. Harris becomes “Disabled,” as such term is defined in the employment agreement, during the term of the agreement, the Company shall continue pay him his full salary and benefits until he shall become eligible for disability income under the Company’s disability plan. While receiving disability income payments, the Company shall pay Dr. Harris the difference between such payments and his salary (without bonus), and he shall continue to participate in the Company’s benefit plans until December 31, 2011.

The agreement contains a non-competition provision, which prohibits Dr. Harris from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that this non-competition provision is unenforceable or only partially enforceable.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Who served on the Audit Committee of the Board of Directors?

The members of the Audit Committee as of December 31, 2007 were Samuel P. Sears, Jr., James D. Causey, Donald A. McAfee, Ph.D. Each member of the Audit Committee is independent under the rules of the SEC and the Nasdaq Capital Market. The Board of Directors has determined that Samuel P. Sears, Jr., who is an independent director, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.cbi-biotech.com under Investor Relations.

How does the Audit Committee conduct its meetings?

During 2007, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of BDO Seidman, LLP and the Company’s Controller, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2007?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management; and

•

discussed with BDO Seidman, LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from BDO Seidman, LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with BDO Seidman, LLP its independence. The Audit Committee has concluded that BDO Seidman, LLP is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2007?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-KSB for fiscal 2007.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2007?

The Audit Committee has reviewed and discussed the fees paid to BDO Seidman, LLP during 2007 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with BDO Seidman, LLP’s independence.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of December 31, 2007:

Samuel P. Sears, Jr., Chairman

James D. Causey

Donald A. McAfee, Ph.D.

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal 2007 and 2006, the Company paid BDO Seidman, LLP’s fees in the aggregate amount of $225,000 and $66,000, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-QSB.

Audit Related Fees

During fiscal 2007 and 2006, the Company paid BDO Seidman, LLP $34,000 and $8,075, respectively, for audit-related services.

Tax Fees

During fiscal 2007 and 2006, the Company paid BDO Seidman, LLP $8000 and $6,725, respectively, for tax services.

All Other Fees

Aggregate fees billed for all other services rendered by BDO Seidman, LLP for fiscal 2007 and 2006 were $0 and $0, respectively.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table below contains certain information about the beneficial owners known to the Company as of October 7, 2008 of more than 5% of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Venturepharm Laboratories, Ltd.(1) No. 3 Jinzhuang, Si Ji Qing Haidian District, Beijing People’s Republic of China	2,613,426	41.42%

(1)	As of July 9, 2008, the Company completed a sale of its stock subject to a $1,000,000 put right with Venturepharm Laboratories, Ltd. (“VPL”). The sale was subject to the terms of an Ancillary Agreement between the Company and VPL. Under the terms of the Put Agreement, the Company sold 436,426 shares of its common stock to VPL. As of September 12, 2008, VPL acquired an additional 2,150,000 shares of the Company’s common stock under a Share Sale Agreement between VPL and PharmAust Limited dated March 28, 2008.

This table demonstrates the alignment of the interests of the Company’s directors and executive officers with the interests of our shareholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and Named Executive Officers as a group as of October 7, 2008. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class (%)(1)
Paul D’Sylva, Ph.D.(2)	40,000	*
Richard J. Freer, Ph.D.(3)	235,334	3.73
Robert B. Harris, Ph.D.(4)	91,363	1.45
Samuel P. Sears, Jr.(5)	101,476	1.61
Donald A. McAfee, Ph.D.(6)	38,267	*
James D. Causey(7)	25,000	*
Gerald P. Krueger(8)	26,000	*
Daniel O. Hayden(9)	13,000	*
William X. Guo(10)	2,613,426	41.42
All directors and executive officers as a group (9 persons)(11)	3,183,866	48.20

*	Less than 1%.
(1)	Applicable percentages are based on 6,309,982 shares outstanding on October 7, 2008. Also includes shares of common stock subject to options and warrants that may be exercised within 60 days of October 7, 2008. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, CBI believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Dr. D’Sylva’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of Shares deemed to be beneficially held by Dr. D’Sylva includes currently exercisable options to purchase an aggregate of 40,000 shares of common stock.
(3)	Dr. Freer’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Freer includes currently exercisable options to purchase an aggregate of 54,454 shares of common stock.
(4)	Dr. Harris’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Dr. Harris includes currently exercisable options to purchase an aggregate of 46,299 shares of common stock.
(5)	Mr. Sears’ address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Sears includes currently exercisable options to purchase an aggregate of 35,029 shares of common stock.
(6)	Mr. McAfee’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. McAfee includes currently exercisable options to purchase an aggregate of 35,029 shares of common stock.
(7)	Mr. Causey’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Causey includes currently exercisable options to purchase an aggregate of 24,000 shares of common stock.
(8)	Mr. Krueger’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially owned by Mr. Krueger includes currently exercisable option to purchase an aggregate of 21,000 shares of common stock.
(9)	Mr. Hayden’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Hayden includes currently exercisable options to purchase an aggregate of 13,000 shares of common stock.
(10)	Mr. Guo’s address is 601 Biotech Drive, Richmond, Virginia 23235. The number of shares deemed to be beneficially held by Mr. Guo represents shares of the Company’s common stock held by Venturepharm Laboratories, Ltd. Mr. Guo currently serves as CEO of Venturepharm Laboratories, Ltd.
(11)	Includes currently exercisable options and warrants to purchase an aggregate of 265,811 shares of common stock within 60 days of October 7, 2008.

GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended December 31, 2007 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s common stock. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that all reports were timely made.

Availability of Form 10-KSB and Annual Report to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235, by calling (804) 648-3820 or via the Internet at www.cbi-biotech.com.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by June 26, 2009. All written proposals should be submitted to: Secretary, Commonwealth Biotechnologies, Inc., 601 Biotech Drive, Richmond, Virginia 23235.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

COMMONWEALTH BIOTECHNOLOGIES, INC.

601 BIOTECH DRIVE

RICHMOND, VA 23235

VOTE BY INTERNET-www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CMNBI1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

COMMONWEALTH BIOTECHNOLOGIES, INC.

For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Directors

1. FOR the election as director of all nominees listed (except as marked to the contrary below):

Nominees:

01) Bill X. Guo (Class II)

02) Samuel P. Sears, Jr. (Class II)

03) Daniel O. Hayden (Class II)

Vote on Proposals For Against Abstain

2. Approval of an amendment to the Commonwealth Biotechnologies, Inc. 2007 Stock Incentive Plan.

3. To ratify the appointment of BDO Seidman, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2008.

IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the three nominees as Class II Directors; (ii) FOR the proposal to amend the Company’s 2007 Stock Incentive Plan; and (iii) FOR the proposal to ratify the appointment of BDO Seidman, LLP as independent public accountants of the Company for the fiscal year ended December 31, 2008.

For address changes and/or comments, please check this box and write them on the back where indicated.

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability entity, please sign in full name of such entity by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS

DECEMBER 5, 2008

The undersigned hereby appoints Richard J. Freer, Ph.D. and Paul D’Sylva, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Shareholders to be held on December 5, 2008, at 11:00 a.m. at 601 Biotech Drive, Richmond, Virginia, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)